Exhibit 10.4

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”) is entered into as of April 1, 2011 (the “Effective Date”) by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Landlord”), and AP PHARMA, INC., a Delaware corporation (“Tenant”), with reference to the following facts (“Recitals”):

A. Landlord and Tenant are the current parties to that certain Lease dated as of November 7, 1997 executed by Landlord and Tenant’s predecessor-in-interest, Advanced Polymer Systems, as amended by that certain Amendment to Lease Agreement dated as of March 29, 2004 executed by Landlord and Tenant (collectively, the “Existing Lease”) for certain Premises described therein commonly known as 123 Saginaw Drive, Redwood City, California 94063, all as more particularly described in the Existing Lease. The Expiration Date under the Existing Lease is currently March 31, 2011.

B. Tenant and Landlord desire to provide for the extension of the Term and other amendments of the Existing Lease, but only in strict accordance with and as more particularly set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term “Lease” as used herein and, from and after the Effective Date, in the Existing Lease shall refer to the Existing Lease as modified by this Amendment. Unless otherwise indicated, capitalized terms used in this Amendment shall be defined as set forth in the Lease. Landlord and Tenant agree that this Amendment shall be effective as of the Effective Date with the same force and effect as if executed on that date.

Section 2. Conditions Precedent. Concurrently with Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall satisfy all of the following (the “Conditions Precedent”): (i) Tenant shall pay to Landlord One Hundred Ten Thousand Two Hundred Nine Dollars and Seventy-Four Cents ($110,209.74) to be applied toward Basic Annual Rent and Additional Rent with respect to April 2011 and May 2011; and (ii) Tenant shall deposit with Landlord Fifty-Five Thousand One Hundred Four Dollars and Eighty-Seven Cents ($55,104.87) to be held as the Security Deposit. If all Conditions Precedent are not fully satisfied or waived in writing by Landlord in its sole discretion, Sections 3, 4 and 5 of this Amendment shall be null and void ab initio, and of no force or effect in any respect whatsoever at any time.

Section 3. Amended Amount of Security Deposit. Notwithstanding any provision of the Existing Lease to the contrary, from and after the Effective Date the Security Deposit shall be cash in the amount of Fifty-Five Thousand One Hundred Four Dollars and Eighty-Seven Cents ($55,104.87).

Section 4. Extension of Term. Notwithstanding any provision of the Existing Lease to the contrary, the Expiration Date is hereby extended to be September 30, 2011 (the period from April 1, 2011 through September 30, 2011 is referred to herein as the “Second Extended Term”). This extension is with respect to the entire Premises and this extension is further upon and subject to the same conditions, terms, covenants and agreements contained in the Existing Lease except as otherwise provided in this Amendment. Landlord and Tenant acknowledge and agree that this Amendment provides all rights and obligations of the parties with respect to extension of the current Term, whether or not in accordance with any other provisions, if any, of the Existing Lease or otherwise regarding renewal or extension, and any such provisions, options or rights for renewal or extension are hereby deleted as of the Effective Date.

Section 5. Basic Annual Rent. Notwithstanding any provision of the Existing Lease to the contrary, Basic Annual Rent and Monthly Installments thereof shall continue to be due and payable by Tenant with respect to the Second Extended Term in the same manner required under the Lease therefor in the following amounts:

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Period From/To	Monthly Installments

April 1, 2011 – September 30, 2011	$41,967.87 (total for six months = $251,807.22)

Section 6. Condition of Premises. Notwithstanding any provision of the Existing Lease to the contrary, Tenant acknowledges and agrees that: (1) Tenant has been in occupancy of the Premises since 1997; (2) Tenant has investigated the condition of the Premises to the extent Tenant desires to do so; (3) Tenant is leasing the Premises in its “As Is” condition; (4) no representation regarding the condition of the Premises has been made by or on behalf of Landlord; and (5) in connection with this Amendment, Landlord has no obligation to remodel or to make any repairs, alterations or improvements in connection with this Amendment, or to provide Tenant any allowance therefor.

Section 7. Change of Address for Copies of Notices to Landlord. The current addresses for notices to be sent to Landlord pursuant to Paragraph 23 of the Existing Lease are modified as follows:

Metropolitan Life Insurance Company

c/o Seaport Centre Property Manager

701 Chesapeake Drive

Redwood City, California 94063

Attention: Property Manager

with copies to the following:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, California 94105

Attention: EIM Manager, Real Estate Investments

and

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, California 94105

Attention: Associate General Counsel

Section 8. Time of Essence. Without limiting the generality of any other provision of the Existing Lease, time is of the essence to each and every term and condition of this Amendment.

Section 9. Brokers. Tenant represents that no broker, agent or person has represented, dealt with or had discussions with it in connection with this Amendment transaction other than Kristoph Lodge of Cornish & Carey Commercial (“Landlord’s Broker”) and that no broker, agent or person except Landlord’s Broker has brought about this Amendment transaction. Tenant hereby indemnifies and agrees to protect, defend and hold Landlord harmless from and against all claims, losses, damages, liability, costs and expenses (including, without limitation, attorneys’ fees and expenses) by any broker, agent or other person (except Landlord’s Broker) claiming a commission or other form of compensation by virtue of alleged representation of, or dealings or discussions with, Tenant with respect to the transaction contemplated by this Amendment. Tenant shall not be responsible for payment of any commission to Landlord’s Broker. The provisions of this Section shall survive the expiration or earlier termination of the Amendment or the Lease.

Section 10. Attorneys’ Fees. Each party to this Amendment shall bear its own attorneys’ fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs,

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expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

Section 11. Effect of Headings. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment.

Section 12. Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

Section 13. OFAC. Landlord advises Tenant hereby that the purpose of this Section is to provide to the Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.

Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

If, in connection with the Lease, there is one or more Guarantors of Tenant’s obligations under the Lease, then Tenant further represents, warrants and covenants either that (i) any such Guarantor is a Regulated Entity or (ii) neither Guarantor nor any person or entity that directly or indirectly (a) controls such Guarantor or (b) has an ownership interest in such Guarantor of twenty-five percent (25%) or more, appears on the OFAC List.

Tenant covenants during the term of the Lease to provide to Landlord information reasonably requested by Landlord, including, without limitation, organizational structural charts and organizational documents, which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Section. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s Broker in connection with the execution of this Amendment is true and complete.

Section 14. Ratification. Tenant represents to Landlord as of the Effective Date that: (a) the Existing Lease is in full force and effect and has not been modified except as provided by this Amendment; (b) there are no defaults or unfulfilled obligations on the part of Landlord under the Lease; and (c) Tenant is currently in possession of the entire Premises and neither the Premises, nor any part thereof, is occupied by any subtenant or other party other than Tenant.

Section 15. Authority. Each person executing this Amendment represents and warrants that he or she is duly authorized and empowered to execute it, and does so as the act of and on behalf of the party indicated below.

Section 16. Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment. The parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

TENANT:	AP PHARMA, INC.,
a Delaware corporation

	By:	/s/ John Whelan
	Print Name:	John Whelan
	Title:	President, Chief Executive Officer

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

	By:	/s/ Greg Hill
	Print Name:	Greg Hill
	Title:	Director

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